UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

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Bright Mountain Acquisition Corporation

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015 the Board of Directors of Bright Mountain Acquisition Corporation appointed Randolph Pohlman, PhD to the Board.  Biographical information for Dr. Pohlman is set forth below.

Randolph Pohlman, PhD.  Dr. Pohlman, 71, is Professor and the Dean Emeritus of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University, the largest independent institution of higher education in the State of Florida and among the top 20 largest independent institutions nationally. He served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University from 1995 through 2009 and as a professor until 2014. Prior to his arrival at Nova Southeastern University, Dr. Pohlman was a senior executive at Koch Industries, Inc. the second largest privately held company in the United States. He was recruited to Koch Industries, Inc. via Kansas State University (KSU), where for more than 10 years, he served KSU in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania. From March 2012 until September 2014 Dr. Pohlman was a member of the board of directors of As Seen On TV, Inc.  Dr. Pohlman received both a B.S. and an M.S. in Finance from KSU and a PhD from Oklahoma State University in Finance and Organizational Behavior.  Dr. Pohlman served in the U.S. Air Force from 1968 to 1973, achieving the rank of Captain.

As compensation for joining our Board, we granted Dr. Pohlman a 10-year option to purchase 40,000 shares of our common stock with an exercise price of $0.75 per share under the terms of our 2013 Stock Option Plan.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2015 the Board of Directors of Bright Mountain Acquisition Corporation approved Articles of Amendment to our Amended and Restated Articles of Incorporation designating 2,000,000 shares of our blank check preferred stock as 10% Series D Convertible Preferred Stock (“Series D Stock”). The shares, which have a stated value of $0.50 per share, will not redeemable by us and do not entitle the holders to any voting rights, except as required under Florida law. Holders of the Series D Stock will be entitled to the payment of a 10% dividend payable in shares of our common stock at a rate of one share of common stock for each 10 shares of Series D Stock. Dividends will be payable annually the tenth business day of January. Each holder of Series D Stock will be able to convert all or part of the Series D Stock into shares of our common stock on a share for share basis. The Series D Stock ranks junior to our 10% Series A Convertible Preferred Stock, 10% Series B Convertible Preferred Stock and 10% Series C Convertible Preferred Stock, but superior to all common stock upon liquidation. Each share of Series D Stock will automatically be convertible to shares of common stock five years from the date of issuance or upon change in control (as defined in amendment).

The foregoing summary of the designations, rights and preferences of the Series D Stock is qualified in its entirety by reference to the Articles of Amendment to our Amended and Restated Articles of Incorporation which are filed as Exhibit 3.7 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Acquisition Corporation

Date: March 23, 2015	By:	/s/ Annette Casacci
Annette Casacci, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation